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                                                                   EXHIBIT 99.4



                          [PetsVetsandYou, Inc. LOGO]

                 PetsVetsandYou, Inc. is a veterinarian-owned
                  company that provides goods and services to
                           veterinarians and to their
                              pet-owning clients.



                           Reduce Drug & Supply Costs
                      Clients Asking about your Website...
                              don't have one yet?






                      If you would like to know more about
                                 the company:

                            10919 N. Dale Mabry Hwy.
                                Tampa, FL 33618
                            Toll Free: 866-738-7838
                               Fax: 813-960-5801
                         Email: Info@petsvetsandyou.com
                             Or visit our website:
                                www.PVY.com(TM)



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A registration statement relating to these securities has been filed with the
Securities and Exchange Commission and has become effective. This offering will not be available in all states. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state.


                          [PetsVetsandYou, Inc. LOGO]


                          A Development Stage Company
                     Providing Veterinary Business Services
                                      and
                              Retail Pet Supplies
                                   Announces
                                 its offer of:

                                  35,000 UNITS
                                 CONSISTING OF
                    4,200,000 SHARES OF CLASS A COMMON STOCK
                      1,400,000 SHARES OF PREFERRED STOCK
                         UNIT PRICE OF $1,000 PER UNIT
                           MINIMUM PURCHASE: 2 UNITS

                    The Units are being offered directly by
                              PetsVetsandYou, Inc.
                             ONLY TO VETERINARIANS
                  and are only available through a prospectus
                 For a copy of our prospectus, please contact:

                              PetsVetsandYou, Inc.
                          10919 N. Dale Mabry Highway
                              Tampa, Florida 33618
                            Tollfree: (866) 738-7838
                           facsimile: (813) 960-5801
                            info@petsvetsandyou.com